UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2006

Commission file number 0-7843

4Kids Entertainment, Inc. (Exact name of Registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	13-2691380 (I.R.S. Employer Identification No.)

1414 Avenue of the Americas New York, New York 10019 (212) 758-7666 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers

(e) On December 15, 2006, 4Kids Entertainment Licensing, Inc. (“4KEL”), a subsidiary of 4Kids Entertainment, Inc. (“4Kids” or the “Company”) and Alfred R. Kahn entered into a Second Amended and Restated Employment Agreement pertaining to Mr. Kahn’s service as 4Kids’ Chairman of the Board and Chief Executive Officer (the “Agreement”).

Under the Agreement, Mr. Kahn’s employment with 4Kids will continue until December 31, 2012 (the “Initial Term”). The Initial Term will be automatically extended for one (1) year periods (each an “Additional Term”) unless either the Company or Mr. Kahn provides a written notice at least six (6) months prior to the expiration of the then-current term that such party does not intend to extend the Term. Mr. Kahn’s annual base salary as of December 15, 2006 has been increased from $700,000 to $900,000 and he will be eligible to receive salary increases, grants of additional stock options and awards under 4Kids’ long term incentive compensation plan at the discretion of the Compensation Committee of the Board of Directors of 4Kids (“Compensation Committee”) and an annual cash bonus in an amount, if any, to be determined in the sole discretion of the Compensation Committee. In addition, Mr. Kahn became entitled to receive a bonus upon execution of the agreement in an amount equal to $225,000.

Mr. Kahn’s prior Employment Agreement provided for Mr. Kahn to have a five year rolling “term” (i.e., the term was automatically extended for one year at the end of every calendar year resulting in the term remaining at five years in duration). Mr. Kahn’s prior Employment Agreement also provided for him to receive a bonus equal to 10% of the Company’s pre-tax profits. The rolling term and the bonus, pegged at 10% of pretax profits, have been eliminated in the Agreement. The Compensation Committee determined that an increase in salary for Mr. Kahn was warranted given the substantial increase in Mr. Kahn’s responsibilities. Mr. Kahn has assumed some of the responsibilities previously discharged by the former Chief Operating Officer of the Company whose employment was terminated in April 2006 and who has not been replaced. Additionally, Mr. Kahn will be serving as Chairman of the Company’s new trading card and website ventures, TC Digital Games LLC and TC Websites LLC.

The Agreement provides that in the event that (a) other than for “cause” (as defined in the Agreement), 4Kids notifies Mr. Kahn at least 6 months prior to the end of the Initial Term or any Additional Term of its intent not to extend the Agreement for an Additional Term, or (b) 4Kids and Mr. Kahn fail to reach an agreement on the terms applicable to Mr. Kahn’s employment during any Additional Term by the expiration of the then-current term, Mr. Kahn will be entitled to receive a "Retirement Benefit" equal to the greater of (i) 2.99 times Mr. Kahn’s average annual compensation during the five (5) calendar years prior to the event triggering the payment of the Retirement Benefit (determined on the basis of the salary and all bonuses to which Mr. Kahn was entitled to receive during such period, without accounting for any waiver by Mr. Kahn of his right to receive any such amounts) and (ii) $5 million. The Retirement Benefit will be payable ratably over an 18 month period. In addition, Mr. Kahn will be able to receive all group health benefits Mr. Kahn was receiving at the date of termination of the Agreement to the extent permissible under such plans for a period equal to three (3) years following the expiration of the Agreement (the “Health Benefits”). Assuming the occurrence of an event triggering the payment of the Retirement Benefit on the date hereof, the Retirement Benefit would be equal to $6.8 million.

In the event that Mr. Kahn’s employment (a) terminates due to his death, Mr. Kahn’s estate will be entitled to receive the Retirement Benefit, payable in a lump sum within 90 days thereafter, (b) terminates due to his physical or mental disability, Mr. Kahn will be entitled to receive the Retirement Benefit, payable ratably over an 18 month period, and the Health Benefits, (c) is terminated by 4Kids without “cause”, Mr. Kahn will be entitled to receive the Retirement Benefit, payable ratably over an 18 month period, and the Health Benefits or (d) is terminated by Mr. Kahn within 6 months after the occurrence of a “Change In Control” (as defined in the Agreement) or because of 4Kids’ material breach of the Agreement, Mr. Kahn will be entitled to receive the Retirement Benefit, payable in a lump sum upon the date of such termination, and the Health Benefits.

In the event that Mr. Kahn resigns, retires or otherwise voluntarily terminates his employment (“Resigns”), he will be entitled to receive (a) an amount equal to the “Special Retirement Benefit” and (b) the Health Benefits. If Mr. Kahn Resigns prior to his 62nd birthday, the Special Retirement Benefit will be an amount equal to his average annual compensation with respect to the five (5) calendar years prior to the resignation (determined in the same manner as for the determination of the Retirement Benefit), payable ratably over a one year period. If Mr. Kahn Resigns after his 62nd birthday but before his 65th birthday, the Special Retirement Benefit will be an amount equal to twice the amount set forth in the immediately preceding sentence, payable over a two year period, and if he Resigns after his 65th birthday, the Special Retirement Benefit will be equal to the Retirement Benefit, payable over a three year period.

In the event that any payment of the Retirement Benefit or the Special Retirement Benefit is (a) required to be made by 4Kids in installments, such installments will not begin to be paid during the first six months following the applicable termination date (the “Six Month Period”) and will instead during such period accrue (together with interest thereon at the Prime Rate of Citibank N.A. in effect from time to time during such period) and be paid in a lump sum payment at the end of the Six Month Period, or (b) payable in a lump sum, such lump sum (together with interest thereon at the Prime Rate of Citibank N.A. in effect from time to time during such six month period) shall not be payable until the end of the Six Month Period, unless Mr. Kahn and 4Kids determine that, under Section 409A of the Internal Revenue Code of 1986, additional taxes, and interest will not apply if such installments or lump sum, are paid prior to the expiration of the Six Month Period.

The definitive amendment described above are furnished as exhibit 99.1 to this Report and incorporated by reference herein. The preceding descriptions of this amendment is summary in nature and do not purport to be complete. This summary should be read in connection with the exhibit hereto.

Item 9.01. Financial Statements and Exhibits.

         (d) Exhibits

Exhibit	Description

99.1	Second Amended and Restated Employment Agreement, dated as of December 15, 2006, among 4Kids Licensing, Inc., 4Kids Entertainment, Inc. and Alfred R. Kahn.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 21, 2006

4KIDS ENTERTAINMENT, INC. BY: /s/ Bruce R. Foster Bruce R. Foster Executive Vice President, Chief Financial Officer

Exhibit Index

Exhibit	Description

99.1	Second Amended and Restated Employment Agreement, dated as of December 15, 2006, among 4Kids Licensing, Inc., 4Kids Entertainment, Inc. and Alfred R. Kahn.